UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report:  September 27, 2011
(Date of earliest event reported)

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CHINA RENEWABLE ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

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74-77 Connaught Road Central

Beautiful Group Tower, Suite 802

 Hong Kong, Hong Kong

(Address of principal executive offices) (Zip Code)

(852)-2384-6070

(Registrant's telephone number, including area code)

Florida	000-52918	65-0968842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2011, the shareholders of China Renewable Energy Holdings, Inc. (the “Company”) approved the expansion of the Board of Directors (the “Board”) from four members to seven members pursuant to Article II, Section 2 of the Company’s Bylaws (the “Bylaws”).  As a result, the Board, pursuant to Article II, Section 3 of the Company’s Bylaws, authorized, effective as of September 26, 2011, the appointment of Don Mitchell, George Livingston and Geoff Hampson as directors to fill the vacancies created by the increase in the size of the Board.  At this time, neither of Messrs. Mitchell, Livingston nor Hampson have been appointed to any committee of the Board.

Mr. Mitchell will not receive any remuneration for serving on the Board.  Mr. Mitchell is eligible to participate in the Company’s 2007 Stock Option and Stock Award Plan and may receive equity awards in the future.

Mr. Livingston will not receive any remuneration for serving on the Board.  Mr. Livingston is eligible to participate in the Company’s 2007 Stock Option and Stock Aware Plan and may receive equity awards in the future.

Mr. Hampson will not receive any remuneration for serving on the Board.  Mr. Hampson is eligible to participate in the Company’s 2007 Stock Option and Stock Award Plan and may receive equity awards in the future

There have been no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $120,000 and in which Messrs. Mitchell, Livingston and Hampson had or will have a direct or indirect material interest.  There are no family relationships between Messrs. Mitchell, Livingston and Hampson and any other officer or director of the Company.  As of the date of this report, Messrs. Mitchell, Livingston and Hampson are considered to be independent directors as defined by NASDAQ rules.  There are no arrangements or understandings between Messrs. Mitchell, Livingston and Hampson and any other person, pursuant to which Messrs. Mitchell, Livingston and Hampson were selected as directors.

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 26, 2011, the Company filed an Articles of Amendment to the Articles of Incorporation of the Company to change the Company’s name to "Green Global Investments, Inc." (the “Name Change”).  A copy of the Articles of Amendment to the Articles of Incorporation relating to the Name Change is listed as Exhibit 3.1 to this Report on Form 8-K and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.

Financial Statements and Exhibits.

(c)

Exhibits.

The following exhibits are filed as part of this Report on Form 8-K:

3.1

Articles of Amendment to Articles of Incorporation of the Company relating to the Name Change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA RENEWABLE ENERGY HOLDINGS

Date: September 27, 2011	By:/s/Allen Huie
Allen Huie, President and Chief Executive Officer